EXHIBIT 99.1

Contacts:

Aehr Test Systems	PondelWilkinson
Chris Siu	Todd Kehrli
Chief Financial Officer	Investor Contact
csiu@aehr.com	tkehrli@pondel.com

Aehr Test Systems Reports Record First Quarter Fiscal 2027 Revenue of $33.0 Million; Raises Full-Year Revenue Outlook to $150 Million, Triple Fiscal 2026 Revenue

Strong Quarterly Bookings of $46.7 Million; Effective Backlog Reaches $109.3 Million

FREMONT, Calif., November 2, 2026 – Aehr Test Systems (NASDAQ: AEHR), a leading provider of test and burn-in solutions for semiconductor devices used in artificial intelligence (AI), silicon photonics, data center, automotive, and industrial applications, today announced financial results for its first quarter of fiscal 2027 ended September 25, 2026.

Fiscal First Quarter Financial Results:

●    Record revenue was $33.0 million, up 200% from $11.0 million in the first quarter of fiscal 2026 and 75% sequentially.

●    GAAP gross margin was 47.5%, and non-GAAP gross margin was 48.5%.

●    GAAP net income was $7.2 million, or $0.21 per diluted share, compared with a GAAP net loss of $(2.1) million, or $(0.07) per diluted share, in the first quarter of fiscal 2026.

●    Non-GAAP net income, which excludes stock-based compensation and acquisition-related adjustments, was $9.4 million, or $0.28 per diluted share, compared with non-GAAP net income of $0.2 million, or $0.01 per diluted share, in the first quarter of fiscal 2026. Non-GAAP net income increased approximately 163% sequentially.

●    Bookings were $46.7 million, representing a book-to-bill ratio of approximately 1.4.

●    Backlog was $100.9 million as of September 25, 2026. Effective backlog, including bookings received after quarter end, was $109.3 million as of November 1, 2026.

●    Cash, cash equivalents and restricted cash totaled $105.1 million as of September 25, 2026, compared to $116.5 million as of May 29, 2026.

An explanation of the use of non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures are included in the accompanying financial tables.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“Our fiscal first quarter results demonstrate the accelerating demand for our AI semiconductor test and burn-in solutions and our ability to execute against expanding customer production requirements. Revenue increased 200% year over year and 75% sequentially to a record $33.0 million, while bookings of $46.7 million exceeded revenue by over 40%, reflecting continued strong demand for our wafer-level and package-level burn-in solutions.

“Based on our first quarter performance, substantial backlog, and visibility into customer production requirements, we are raising our fiscal 2027 revenue outlook to $150 million, compared with our previous guidance range of $130 million to $150 million. We expect non-GAAP net income of at least 20% of revenue for fiscal year 2027.

Aehr Test Systems Reports First Quarter Fiscal 2027 Financial Results

November 2, 2026

“Demand for our FOX™ wafer-level burn-in (WLBI) solutions remains strong. Our lead AI processor WLBI production customer continues to expand capacity, supported by the $22 million follow-on order announced in August 2026. We have also made significant progress with a major supplier of AI accelerators, CPUs, and network processors that successfully completed a benchmark evaluation last quarter. This customer has decided to purchase a fully configured FOX-XP WLBI test cell for installation at one of its key Outsourced Semiconductor Assembly and Test (OSAT) partners in Taiwan, where the system will be evaluated in a high-volume production environment using the same device that was successfully tested in last quarter’s benchmark. Installation is planned for early calendar 2027, with a decision regarding high-volume production anticipated within several months following installation and validation. We believe this customer represents one of the largest potential burn-in system opportunities Aehr has ever pursued, with significant potential across multiple product lines and manufacturing locations.

“Our Sonoma high-power package-level burn-in (PLBI) business is also expanding rapidly. We are currently shipping and installing more than a dozen systems per month to support our lead hyperscale customer’s production ramp for its first AI processor. The same customer’s second AI processor has now successfully completed qualification on Sonoma, and we have received follow-on orders to support initial production sampling and an anticipated production ramp in calendar 2027. Importantly, the customer forecasts that this second processor will ultimately reach higher production volumes than its first. We are also advancing evaluations with additional AI processor suppliers and hyperscale customers, creating opportunities for new production programs.

“Another important development is the significant diversification of our customer base. Historically, we had only a handful of customers with the potential to generate significant production orders. Today, we see that potential across more than a dozen customers spanning AI processors, silicon photonics, silicon carbide, gallium nitride, and other applications.

“With existing customers expanding production, new AI processor programs advancing toward high-volume production, and an increasingly diversified pipeline of opportunities, we believe Aehr is exceptionally well positioned to capitalize on the growing need for advanced semiconductor test and burn-in solutions over the next several years.”

Financial Guidance

For fiscal 2027 ending June 25, 2027, Aehr now expects:

•         Revenue of $150 million, compared with its previous guidance range of $130 million to $150 million.

•         Non-GAAP net income of at least 20% of revenue.

The updated revenue outlook represents 200% growth over fiscal 2026.

The increased outlook reflects Aehr's strong first quarter performance, substantial backlog, increasing visibility into existing customer production programs, and anticipated production and delivery schedules. Aehr continues to pursue additional opportunities with existing and prospective customers that could support additional growth in fiscal 2027 and beyond.

Aehr Test Systems Reports First Quarter Fiscal 2027 Financial Results

November 2, 2026

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its first quarter fiscal 2027 financial results. To access the live call, dial +1 888-506-0062 (US and Canada) or +1 973-528-0011 (International) and give the participant passcode 953740. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the call will be available approximately two hours following the end of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 54635.

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning in, and stabilizing semiconductor devices in wafer-level, singulated die, and package-level form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including advanced AI processors, silicon photonics, data and telecommunications infrastructure, electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, and solid-state memory and storage are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr’s products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and the FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full-wafer contact and singulated die/module test and burn-in systems that can test, burn in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full-wafer contactor capable of testing wafers up to 300mm, enabling IC manufacturers to perform test, burn-in, and stabilization of full wafers on FOX-P systems. The FOX DiePak Carrier allows testing, burn-in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. Through its acquisition of Incal Technology, Inc., Aehr added a line of high-power package-level reliability/burn-in test solutions for AI semiconductor manufacturers, including its ultra-high-power Sonoma family of test solutions for AI accelerators, GPUs, and high-performance computing (HPC) processors, which position Aehr within the rapidly growing AI market as a turnkey provider of reliability and test solutions that span from engineering to high-volume production. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," “forecasts.” "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding future bookings, backlog, benchmark evaluations and product development from Aehr’s new and existing customers; future applications and orders for AI processors, test solutions for AI semiconductor manufacturers and the Sonoma system; customer forecasts, and production ramps; revenue and revenue growth forecasted; financial performance and bookings forecasted; financial guidance for the fiscal year 2027, including revenue; expectations regarding current and future partnerships; expectations regarding industry demand and emerging technologies as a whole and smaller segments within it; and the ability for Aehr to successfully enter new markets. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others, the non-binding nature of customer forecasts; the possibility that orders are canceled, rescheduled, or delayed; macroeconomic, trade, tariff, and geopolitical conditions, including those affecting Taiwan and Southeast Asia; and conditions in the semiconductor, AI, silicon carbide, GaN, and memory markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release, except as required by law.

–      Financial Tables to Follow   –

Aehr Test Systems Reports First Quarter Fiscal 2027 Financial Results

November 2, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			One Month Ended
	September 25,	May 29,	August 29,	June 26,
(In thousands, except per share data)	2026	2026	2025	2026
Revenue	$33,007	$18,835	$10,969	$638
Cost of revenue	17,344	10,816	7,250	1,650
Gross profit (loss)	15,663	8,019	3,719	(1,012)
Operating expenses:
Research and development	4,143	3,645	2,849	1,164
Selling, general and administrative	5,473	5,580	4,717	1,819
Restructuring charges	-	-	219	-
Total operating expenses	9,616	9,225	7,785	2,983
Income (loss) from operations	6,047	(1,206)	(4,066)	(3,995)
Interest income, net	899	748	179	301
Other income (expense), net	(19)	3	1,051	21
Income (loss) before income tax benefit	6,927	(455)	(2,836)	(3,673)
Income tax benefit	(254)	(1,846)	(752)	(930)
Net income (loss)	$7,181	$1,391	$(2,084)	$(2,743)

Net income (loss) per share:
Basic	$0.22	$0.04	$(0.07)	$(0.08)
Diluted	$0.21	$0.04	$(0.07)	$(0.08)
Shares used in per share calculations:
Basic	32,619	31,881	29,923	32,485
Diluted	33,520	33,170	29,923	32,485

Effective fiscal 2027, the Company changed its fiscal year-end from the Friday nearest May 31 to the Friday nearest June 30. The three months ended September 25, 2026 reflect the period from June 27, 2026 through September 25, 2026. The one month ended June 26, 2026 represents the transition period (May 30, 2026 to June 26, 2026) between the end of fiscal 2026 and the start of fiscal 2027. Financial information for the three months ended September 26, 2025 is not presented because the fiancial information for the three months ended August 29, 2025 provides a meaningful comparison to the three months ended September 25, 2026.

Aehr Test Systems Reports First Quarter Fiscal 2027 Financial Results

November 2, 2026

AEHR TEST SYSTEMS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)

	Three Months Ended			One Month Ended
	September 25,	May 29,	August 29,	June 26,
(In thousands, except per share data)	2026	2026	2025	2026
Reconciliation of GAAP to non-GAAP gross profit (loss)
GAAP gross profit (loss)	$15,663	$8,019	$3,719	$(1,012)
Special items:
a) Stock-based compensation expense	171	216	159	36
b) Acquisition-related adjustments	190	191	237	63
Non-GAAP gross profit (loss)	$16,024	$8,426	$4,115	$(913)
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$9,616	$9,225	$7,785	$2,983
Special items:
a) Stock-based compensation expense	(1,709)	(1,649)	(1,512)	(412)
b) Acquisition-related adjustments	(106)	(105)	(105)	(35)
c) Restructuring charges	-	-	(219)	-
Non-GAAP operating expenses	$7,801	$7,471	$5,949	$2,536
Reconciliation of GAAP to non-GAAP income (loss) from operations
GAAP income (loss) from operations	$6,047	$(1,206)	$(4,066)	$(3,995)
Special items:
a) Stock-based compensation expense	1,880	1,865	1,671	448
b) Acquisition-related adjustments	296	296	342	98
c) Restructuring charges	-	-	219	-
Non-GAAP income (loss) from operations	$8,223	$955	$(1,834)	$(3,449)
Reconciliation of GAAP to non-GAAP income (loss) before income tax benefit
GAAP income (loss) before income tax benefit	$6,927	$(455)	$(2,836)	$(3,673)
Special items:
a) Stock-based compensation expense	1,880	1,865	1,671	448
b) Acquisition-related adjustments	296	296	365	98
c) Restructuring charges	-	-	219	-
Non-GAAP income (loss) before income tax benefit	$9,103	$1,706	$(581)	$(3,127)
Reconciliation of GAAP to non-GAAP net income (loss)
GAAP net income (loss)	$7,181	$1,391	$(2,084)	$(2,743)
Special items:
a) Stock-based compensation expense	1,880	1,865	1,671	448
b) Acquisition-related adjustments	296	296	365	98
c) Restructuring charges	-	-	219	-
Non-GAAP net income (loss)	$9,357	$3,552	$171	$(2,197)
Reconciliation of GAAP to non-GAAP income (loss) per diluted share
GAAP income (loss) per diluted share	$0.21	$0.04	$(0.07)	$(0.08)
Special items:
a) Stock-based compensation expense	0.06	0.06	0.06	0.01
b) Acquisition-related adjustments	0.01	0.01	0.01	0.00
c) Restructuring charges	-	-	0.01	-
Non-GAAP income (loss) per diluted share	$0.28	$0.11	$0.01	$(0.07)

a)	Represents compensation expense for equity awards granted to employees and directors.
b)	Represents amortization of acquired intangible assets and accretion expense of escrow payable.
c)	Represents employee termination benefits.

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

Aehr Test Systems Reports First Quarter Fiscal 2027 Financial Results

November 2, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 25,	June 26,	May 29,
(In thousands, except par value)	2026	2026	2026
ASSETS
Current assets:
Cash and cash equivalents	$104,902	$112,308	$116,358
Accounts receivable	26,630	15,946	17,473
Inventories	53,120	44,410	41,354
Prepaid expenses and other current assets	11,225	9,745	9,263
Total current assets	195,877	182,409	184,448
Property and equipment, net	8,820	8,814	8,940
Goodwill	10,719	10,719	10,719
Intangible assets, net	9,157	9,453	9,552
Deferred tax assets, net	25,120	24,766	23,829
Operating lease right-of-use assets, net	8,812	8,838	8,901
Other non-current assets	277	306	305
Total assets	$258,782	$245,305	$246,694
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,504	$6,353	$6,754
Accrued expenses and other current liabilities	6,295	5,214	5,283
Operating lease liabilities, short-term	653	592	626
Deferred revenue, short-term	7,944	6,698	5,192
Total current liabilities	27,396	18,857	17,855
Operating lease liabilities, long-term	9,151	9,202	9,256
Deferred revenue, long-term	86	56	34
Other long-term liabilities	37	38	38
Total liabilities	36,670	28,153	27,183

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares;
Issued and outstanding: none	-	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares;
Issued and outstanding: 32,663 shares, 32,491 shares and 32,480 shares at September 25, 2026, June 26, 2026, and May 29, 2026, respectively	327	325	325
Additional paid-in capital	247,669	249,888	249,477
Accumulated other comprehensive loss	(136)	(132)	(105)
Accumulated deficit	(25,748)	(32,929)	(30,186)
Total shareholders' equity	222,112	217,152	219,511
Total liabilities and shareholders’ equity	$258,782	$245,305	$246,694

Aehr Test Systems Reports First Quarter Fiscal 2027 Financial Results

November 2, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED SATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		One Month Ended
	September 25,	August 29,	June 26,
(In thousands)	2026	2025	2026
Cash flows from operating activities:
Net income (loss)	$7,181	$(2,084)	$(2,743)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation expense	1,880	1,671	448
Depreciation and amortization	707	743	228
Deferred income taxes	(354)	(761)	(937)
Amortization of operating lease right-of-use assets	200	179	63
Changes in operating assets and liabilities:
Accounts receivable	(10,686)	1,140	1,492
Inventories	(9,037)	218	(3,035)
Prepaid expenses and other current assets	(1,367)	1,576	(484)
Accounts payable	6,230	(2,401)	(219)
Accrued expenses	998	505	(76)
Deferred revenue	1,275	(863)	1,529
Operating lease liabilities	(164)	(215)	(88)
Income taxes payable	83	10	10
Net cash used in operating activities	(3,054)	(282)	(3,812)

Cash flows from investing activities:
Purchases of property and equipment	(49)	(1,391)	(4)
Net cash used in investing activities	(49)	(1,391)	(4)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	337	170	13
Shares repurchased for tax withholdings on vesting of restricted stock units	(4,474)	(328)	(71)
Payments for common stock issuance costs related to the public offering	(161)	-	(176)
Net cash used in financing activities	(4,298)	(158)	(234)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	9	-

Net decrease in cash, cash equivalents and restricted cash	(7,406)	(1,822)	(4,050)

Cash, cash equivalents and restricted cash, beginning of period(1)	112,458	26,480	116,508
Cash, cash equivalents and restricted cash, end of period (1)	$105,052	$24,658	$112,458

Supplemental disclosure of non-cash flow information:
Net transfer of equipment between inventory and property and equipment	$367	$-	$-
Right-of-use assets obtained in exchange for operating leases liabilities	$174	$-	$-

(1)	Includes restricted cash within prepaid expenses and other current assets and other non-current assets.